                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated March 6, 2002, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001:

     Form S-3: Registration No. 333-20929; Registration No. 333-35097;
               Registration No. 333-29185; Registration No. 333-24683; Registration No. 333-66141; Registration No. 333-20927; Registration No. 333-39800; Registration No. 333-63724; Registration No. 333-70394; Registration No. 333-73326; Registration No. 333-35101; Registration No. 333-27311; Registration No. 333-27359; Registration No. 333-53511; Registration No. 333-35099

     Form S-4: Registration No. 333-57416; Registration No. 333-63202

     Form S-8: Registration No. 33-36770; Registration No. 33-44381;
               Registration No. 33-58971; Registration No. 33-45550; Registration No. 33-40979; Registration No. 33-51551; Registration No. 33-43999; Registration No. 33-51539; Registration No. 33-51543; Registration No. 33-58969; Registration No. 33-51549; Registration No. 33-51547; Registration No. 33-51545; Registration No. 33-56521; Registration No. 33-58671; Registration No. 333-03957; Registration No. 333-11151; Registration No. 333-40721; Registration No. 333-33735; Registration No. 333-30095; Registration No. 333-48945; Registration No. 333-61597; Registration No. 333-90265; Registration No. 333-76929; Registration No. 333-51994; Registration No. 333-66474

                                                      ERNST & YOUNG LLP

Tulsa, Oklahoma
March 6, 2002